SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 28, 1997

                          WESTMARK GROUP HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

               0-18945                                  84-1055077
      (Commission File Number)                       (I.R.S. Employer
                                                    Identification No.)

               355 N.E. FIFTH AVENUE, DELRAY BEACH, FLORIDA 33483
          (Address of principal executive offices, including zip code)

                                 (561) 243-8010
              (Registrant's telephone number, including area code)
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ITEM 1       CHANGES IN CONTROL OF REGISTRANT

             Inapplicable

ITEM 2       ACQUISITION OR DISPOSITION OF ASSETS

             Inapplicable


ITEM 3       BANKRUPTCY OR RECEIVERSHIP

             Inapplicable

ITEM 4       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

             Inapplicable

ITEM 5       OTHER EVENTS

             The Annual Meeting of the Shareholders was held August 28, 1997. At the meeting, the shareholders of the Company voted in favor of the following: (i)a minimum 1 for 3 up to a maximum 1 for 5 reverse split of the Company's outstanding shares of common stock, (ii) an amendment to the Certificate of Incorporation decreasing the number of authorized shares of common stock from 50 million to 15 million, and (iii) the adjustment of the par value of the common stock from $.001 to $.005.

             Effective August 27, 1997, Norman Birmingham resigned as chief financial officer of the Company. On August 28,1997, the board of directors appointed Irv Bowen as chief financial officer of the Company.

ITEM 6       RESIGNATIONS OF REGISTRANT'S DIRECTORS

             Norman Birmingham and Todd Walker were not re-elected as directors of the Company.

ITEM 7       FINANCIAL STATEMENTS AND EXHIBITS

             In accordance with Item 601 of Regulation S-K, the Amendment to the Certificate of Incorporation is filed as an Exhibit hereto.

ITEM 8       CHANGE IN FISCAL YEAR

             Inapplicable

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                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           WESTMARK GROUP HOLDINGS, INC.

                                           By /s/ MARK SCHAFTLEIN
                                             MARK SCHAFTLEIN, President

Dated: August 29, 1996

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                                    EXHIBITS

Exhibit
  NO.
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3.1        Certificate of Amendment to the Certificate of Incorporation

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